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                                                                      Exhibit 23

                 COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

            Exhibit 23 - Consent of Richard A. Eisner & Company, LLP

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-43841, No. 33-27213, and No. 333-15929) of our report dated
July 27, 2000 with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries for the year ended May 31, 2000, included in the Annual Report (Form 10-K) for the year ended May 31, 2000.


/s/ Richard A. Eisner & Company, LLP
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New York, New York
August 24, 2000